Exhibit 10.4
Amended and Restated Continental Distribution and Licensing Agreement

By:	Craft Brewers Alliance, Inc., a Washington corporation (as successor in interest by merger to Widmer Brothers Brewing Company, “CBAI”) 929 N. Russell Portland, Oregon 97227
and:	Kona Brewery LLC, a Hawaii limited liability company (“Kona”) 75-5629 Kuakini Highway Kailua Kona, Hawaii 96740
Effective Date:	March 27, 2009 (“Effective Date”)
     This Amended and Restated Continental Distribution and Licensing Agreement (“Agreement”) amends and restates the Continental Distribution and Licensing Agreement, dated November 15, 2003, between Widmer Brothers Brewing Company and Kona Brewery LLC.
BACKGROUND
A.	The Products are manufactured: (i) by Kona directly; (ii) by Kona indirectly through contract brewing arrangements; or (iii) by brewers other than Kona through license brewing arrangements.

B.	CBAI is a TTB-licensed wholesaler of malt beverages.

C.	Kona and CBAI desire for CBAI to market and distribute, directly or indirectly through any affiliate, the Products in the Territory pursuant to the ABI Distributor Agreement.
AGREEMENT
     Kona and CBAI agree as follows:
     1. Definitions.
          1.1 “ABI” means Anheuser-Busch, Incorporated.
          1.2 “ABI Distributor Agreement” means one or more distributor agreements between CBAI and ABI.”
          1.3 “Kona Merchandise” means, to the extent related to the Products, all point of sale and similar marketing materials and all non-beverage products that are now or hereafter manufactured or sold by Kona or CBAI.
          1.4 “Kona Intellectual Property” means the trademarks (including, without limitation, those trademarks set forth on Exhibit A), logos, trade dress, copyrights, distinctive promotional slogans, distinctive color combinations, product shapes, and distinctive features in the Products, or other intellectual property related to the Products, including, without limitation, any derivative works related to any existing Kona Intellectual Property and any intellectual property related to any New Products.
          1.5 “PCEs” or “Product Case Equivalents” means the number of barrels of Product multiplied by 13.78.
          1.6 “Products” means all Kona malt beverage products manufactured for sale in the Territory as of the Effective Date and all New Products manufactured for sale in the Territory that are added in accordance with the “Expansion of Products” section, below, but does not include any malt beverage products the manufacturing and marketing of which Kona discontinues or the distribution of which is terminated pursuant to this Agreement. As of the Effective Date, the Products include, without limitation, the products identified in Schedule 1.6.
          1.7 “Territory” means the United States of America, the District of Columbia and all states, territories and possessions of the United States of America; provided, however, that the Territory does not include the state of Hawaii.
     2. Kona Intellectual Property.
          2.1 Grant of Licenses. Kona grants to CBAI: (a) an exclusive license, with the right to sublicense, to use Kona Intellectual Property on and in connection with the marketing and distribution of Products in the Territory; and (b) a non-exclusive license, with the right to sublicense, to use Kona Intellectual Property on and in connection with the manufacturing, marketing, and sale of Kona Merchandise in the Territory.
          2.2 Representative Samples. CBAI will, and CBAI will cause all sublicensees of CBAI to, submit to Kona for approval representative samples of any use of Kona Intellectual Property or Kona Merchandise not previously approved by Kona. Kona’s approval is required before any Kona Merchandise is used or distributed. Kona will use good faith efforts to respond to any request for approval within 14 days of receipt of the samples.
          2.3 Notice of Infringements. CBAI will promptly notify Kona of any and all infringements of Kona Intellectual Property pertaining to the Products or Kona Merchandise that may come to CBAI’s attention and shall exercise its commercially reasonable efforts to assist Kona in taking such action against said infringements as Kona, in its reasonable discretion, may decide.
          2.4 Use of Kona Intellectual Property. CBAI acknowledges that its use of Kona Intellectual Property will not create any right, title, or interest in or to Kona Intellectual Property in CBAI. CBAI may, however, sublicense to others the right to use Kona Intellectual Property for the purpose of fulfilling CBAI’s obligations under this Agreement. CBAI will not apply at any time anywhere in the world for any trademark or other intellectual property protection in its name for any products or merchandise utilizing the Kona Intellectual Property, now existing or hereafter obtained.
          2.5 Usage and Quality Control. CBAI will use Kona Intellectual Property only in connection with Products and Kona Merchandise and only in a manner consistent with accepted commercial practices in the channels of trade for the permitted uses. CBAI will not use Kona Intellectual Property in a manner that is misleading, that disparages Kona or its products, that may be harmful to Kona’s reputation, or that may materially reduce the value of any Kona Intellectual Property. CBAI will permit representatives of Kona to inspect CBAI’s operations and products that are connected to the permitted uses upon reasonable advance notice to confirm compliance with this section.
          2.6 Ownership of Developments. Improvements and modifications to Kona Intellectual Property created by either party during the term of this Agreement shall, from the time of conception or development, be the property of Kona. CBAI hereby assigns, and agrees to take all actions necessary, as reasonably requested by Kona, to assign all such improvements and modifications. Improvements and modifications to Kona Intellectual Property do not include those portions of advertising or promotional materials that relate to other malt beverage products manufactured or distributed by CBAI.
          2.7 Representations and Warranties. Kona represents and warrants that: (a) it has the right to license Kona Intellectual Property to CBAI as provided under this Agreement; (b) the license of Kona Intellectual Property and distribution rights under this Agreement do not conflict with any agreement, judgment, or other obligation of Kona; and (c) CBAI’s use of Kona Intellectual Property in accordance with this Agreement will not violate the rights of any third person.
     3. Distribution and Marketing.
          3.1 Kona grants to CBAI: (a) the exclusive right to market and distribute the Products in the Territory; and (b) the non-exclusive right to manufacture, package, and sell or distribute Kona Merchandise in the Territory. CBAI may delegate any of its obligations under this Agreement to ABI.
          3.2 CBAI will exercise its commercially reasonable efforts to market and distribute (either directly or indirectly through any affiliate) the Products in the Territory through ABI distributors pursuant to the ABI Distributor Agreement.
          3.3 CBAI agrees that it will not distribute, either directly or indirectly through any affiliate: (i) any malt beverage products manufactured by any brewer, other than Kona, that is headquartered in the state of Hawaii; or (ii) any brand of malt beverage products, other than the Products, for which more than 50% of the brand’s aggregate annual sales volume, by volume, is in the state of Hawaii.
     4. Exclusivity. Except as expressly set forth to the contrary in this Agreement, during the term of this Agreement, CBAI is the exclusive distributor of Product in the Territory, with the exception of: (i) sale of Product brewed at a brewpub owned by Kona or an affiliate of Kona (but not at a brewpub owned or operated by a franchisee of any Kona affiliate) by such brewpub for on-site consumption; (ii) sale of Product at a restaurant owned or operated by Kona or an affiliate of Kona (but not at a restaurant owned or operated by a franchisee of any Kona affiliate) for on-site consumption; (iii) retail sales of kegs or growlers at a brewery, brewpub, or restaurant owned or operated by Kona or an affiliate of Kona (but not at a brewery, brewpub, or restaurant owned or operated by a franchisee of any Kona affiliate); and (iv) sale or distribution of Product by Kona or an affiliate of Kona for use in beer competitions or festivals, excluding sale or distribution of Product that is sold or re-sold to consumers at any such competition or festival.

     5. Expansion of Products. Upon notice by Kona to CBAI, the “Products” shall include any other existing or new beverages developed by Kona (“New Products”). All New Products must comply with each of the following:
          5.1 The New Product must be a beer or ale beverage product; and
          5.2 The New Product must be of a quality that is satisfactory to CBAI together with ABI in its reasonable discretion; provided, however, that the quality will be deemed satisfactory unless such quality is substantially inferior to the Products then existing under this Agreement.
     6. Sale of Kona Merchandise. CBAI may only sell Kona Merchandise in connection with the advertising and sale of Products, including, without limitation, sale of Kona Merchandise to pubs, taverns, restaurants, and other establishments where the Product is consumed on the premises; provided, however, that if Kona notifies CBAI in writing that a particular retail outlet sells more than $1,000 in Kona Merchandise in a calendar year, then within 30 days of CBAI’s receipt of such notice, CBAI must use commercially reasonable efforts to permit Kona to sell Kona Merchandise to such retailer or to the distributor that resells Kona Merchandise to such retailer.
     7. Minimum Purchase Obligations.
          7.1 Each calendar year (each, a “Measurement Year”), CBAI will purchase from Kona at least an amount of Product equal to: (i) 70 percent of the number of PCEs of Product distributed by CBAI in the Territory during the calendar year prior to the Measurement Year; minus (ii) the number of PCEs of Product manufactured and distributed by CBAI during the Measurement Year for distribution in the Territory pursuant to one or more license brewing arrangements with Kona (the “Minimum Purchase Obligation”).
          7.2 If CBAI does not purchase the Minimum Purchase Obligation, then CBAI must pay Kona $1.00 per PCE for the number of PCEs by which actual purchases during the Measurement Year fell short of the Minimum Purchase Obligation. The first test of the Minimum Purchase Obligation will be conducted in January of 2010, for the 2009 Measurement Year.
          7.3 If a period for which the Minimum Purchase Obligation is calculated is less than a full calendar year, then the Minimum Purchase Obligation for such period shall be prorated based on the number of days in such period relative to the number of days in such calendar year.
     8. Purchase Price.
          8.1 The initial purchase prices for Products manufactured by Kona (directly, or indirectly through contract brewing arrangements) are set forth on Exhibit B. On or before November 1, 2009, and each November 1st thereafter, Kona will provide CBAI with any proposed changes to the Product prices for the following year. If Kona and CBAI cannot agree on the following year’s purchase price of any Product prior to December 31st of a given year, or within 30 days of any other proposed price change, then, effective 6 months after the deadline for agreement, Kona may elect not to manufacture such Product or CBAI may elect not to distribute such Product; provided, however, that during the six-month wind-down period for such Product the purchase price for such Product will be the purchase price for such Product on the deadline for agreement. CBAI must pay the purchase price within 30 days following delivery of Products. Intra-year price changes may be effected by amendment to this Agreement or a supplemental price schedule executed by CBAI and Kona. No purchase price is payable by CBAI to Kona for Products manufactured by CBAI pursuant to any license brewing arrangement with Kona.
          8.2 The parties agree to reopen price negotiations upon 30 days’ written notice from Kona to CBAI that the current price does not cover Kona’s actual cost of the Products (for example, due to increases in raw material costs, packaging costs, component costs, facility use fees, other operating expenses, and general administrative expenses). CBAI agrees to engage in good faith negotiations to increase the price to be paid under this Agreement to not less than Kona’s actual cost and to implement the new price within 45 days of the written notice from Kona to CBAI to reopen negotiations. CBAI is not required to approve a price increase if the proposed increase is not based on factors that generally affect the malt beverage industry.
     9. Compliance with Law. Kona and CBAI agree to comply with all applicable rules and regulations of the U.S. Department of the Treasury Alcohol and Tobacco Tax and Trade Bureau (“TTB”) and any other regulatory agency that has jurisdiction over the Products. The parties agree to cooperate with each other to provide and retain any regulatory, taxation, or other reports or information required by the TTB or any other regulatory agency.
     10. Confidentiality.
          10.1 No Disclosure. Each party (a “Receiving Party”) agrees that, except as required by any federal or local governmental agency (including, without limitation, the SEC and the TTB), during and after the term of this Agreement neither the Receiving Party, nor any person, firm, corporation or other entity affiliated with, owned in whole or in part by, employed by or otherwise connected with the Receiving Party, will directly or indirectly, without the express written consent of the other party (the “Disclosing Party”), divulge, use, sell, exchange, furnish, give away, or transfer in any way any Confidential Information of the Disclosing Party; provided, however, that a Receiving party may disclosure Confidential Information to its professional advisors in connection with the provision of professional services that reasonably call for such disclosure.
          10.2 Compelled Disclosure. If the Receiving Party is served with any form of process purporting to require it to disclose any Confidential Information to any third party, the Receiving Party will immediately notify the Disclosing Party who will, in addition to the Receiving Party efforts, if any, have the right to seek to quash such process. The Receiving Party will cooperate with the Disclosing Party in all efforts to quash such process or otherwise to limit the scope of any required disclosure. In the event that the disclosure of any Confidential Information is compelled, the Receiving Party will seek an appropriate protective order from the court to limit access to such information.
          10.3 Confidential Information Defined. The term “Confidential Information” includes, without limitation: (i) information provided to the Receiving Party by the Disclosing Party that the Disclosing Party has designated as confidential; (ii) this Agreement (and all amendments thereto) and all of its terms and conditions and any invoices issued hereunder; (iii) any and all nonpublic information regarding the existing or proposed business, products, or facilities of the Disclosing Party or any of its business partners, including, without limitation, all financial information, financial projections, business plans, product development data, manufacturing data, distribution or pricing data, customer and supplier information, and recipes; and (iv) and all information, whether or not in written form and whether or not designated as confidential, that the Receiving Party knows is treated as confidential by the Disclosing Party, provided, however, that Confidential Information does not include: (y) information obtained independently or from third-party sources without the acquiring party’s knowledge that the source has violated any fiduciary or other duty not to disclose such information; or (z) information that becomes generally available to the public through no fault of the Receiving Party. Confidential Information includes, without limitation, all Product recipes and all Product pricing data.
          10.4 Destruction/Return of Information. Upon the expiration or termination of this Agreement or upon the Disclosing Party’s request, the Receiving Party must return all Confidential Information to the Disclosing Party or at the Disclosing Party’s option, destroy all Confidential Information; provided, however, that the Receiving Party may keep Confidential Information in its records consistent with applicable law and its then-applicable record retention and file management policies.
     11. Indemnification.
          (a) CBAI. CBAI agrees to indemnify, defend, and hold Kona harmless on account of any legal action or claim brought against Kona by a third party to the extent arising out of CBAI’s negligence or willful misconduct; provided, however, that CBAI has no indemnification obligation under this section to the extent that any such legal action or claim brought against Kona arises out of Kona’s negligence or willful misconduct.
          (b) Kona. Kona agrees to indemnify, defend, and hold CBAI harmless on account of any legal action or claim brought against CBAI by a third party to the extent arising out of Kona’s negligence or willful misconduct; provided, however, that Kona has no indemnification obligation under this section to the extent that any such legal action or claim brought against CBAI arises out of CBAI’s negligence or willful misconduct.
          (c) Indemnification Procedures. With respect to claims made by third parties, if any party that is entitled to indemnification hereunder (an “Indemnitee”) is threatened with any claim, or any claim is presented to or any action or proceeding commenced against the Indemnitee, which may give rise to the right of indemnification hereunder, the Indemnitee will give prompt written notice thereof to the other party obligated to indemnify the Indemnitee hereunder (the “Indemnitor”). The Indemnitor, by delivery of written notice to the Indemnitee within 20 days of receipt of notice of a claim for indemnification from the Indemnitee, may elect to assume the defense of any such third party claim at the Indemnitor’s expense. If the Indemnitor assumes the defense, it shall have the right to settle an indemnifiable matter without the consent of the Indemnitee unless the settlement would have a material adverse effect on the Indemnitee. If the Indemnitor does not timely elect to defend an indemnifiable matter, the Indemnitee shall have the exclusive right to prosecute, defend, compromise, settle, or pay any claim, without prejudice to the right of the Indemnitee to recover any and all losses and reasonable expenses incurred (including attorneys’ fees and costs, however incurred including in any bankruptcy proceeding, at trial, on appeal, and on any petition for review). The Indemnitee shall permit the Indemnitor reasonable access to the books and records of the Indemnitee and shall otherwise cooperate with the Indemnitor in connection with any matter or claim of indemnification.
     12. Insurance. At all times while any Product is being offered for sale, each party must maintain general liability insurance policies issued by an insurer with a minimum Best’s Financial Strength Rating of “A-”, with both “products” and “contractual” coverage of $1,000,000 per occurrence and an additional $2,000,000 in excess liability coverage. Each party must cause its commercial general liability insurer to name the other party as an additional insured. Upon request, each party must furnish the other party with an insurance certificate and copies of relevant policies, declarations, and endorsements evidencing that the required insurance is in force.
     13. Warranties; Limitation of Liability.
          13.1 Warranty of Authority. Each of the parties hereto warrants and represents to the other party that: (a) it has the full right, power and authority to enter into this Agreement and to carry out its obligations hereunder; and (b) that it has no obligations to any other party that are inconsistent with its obligations under this Agreement.
          13.2 Limitation of Liability. Except with respect to, and to the extent of, damages arising out of the negligence or willful misconduct of a party to this Agreement, and except with respect to violations of the confidentiality provisions of this Agreement, in no event is either party to this Agreement to be liable for special, incidental, or consequential damages or lost revenues or profits, except to the extent that the damages arise out of or are related to an occurrence that is covered by any insurance policy maintained by the party from whom damages are sought or which that party was obligated to maintain under this Agreement.
     14. Termination.
          14.1 Term. The term of this Agreement commences on the date first set forth above and continue until December 31, 2018 (the “Initial Term”). Following the Initial Term, this Agreement shall renew automatically for an additional 10-year period, unless either party provides written notice to the other party on or prior to December 31, 2018 that this Agreement shall not be renewed.
          14.2 Termination by Either Party. Either party may terminate this Agreement upon 180 days’ written notice given to the other party following the occurrence of any of the following events:
                    14.2.1 The other party fails to timely make any payment required under this Agreement for a period of 30 days following written notice thereof by the nonbreaching party.
                    14.2.2 The other party is given notice of a breach more than two times in any twelve month period (regardless of whether such breach is cured).
                    14.2.3 The other party becomes the subject of insolvency or bankruptcy proceedings, ceases doing business, makes an assignment of assets for the benefit of creditors, dissolves, or has a trustee appointed for all or a substantial portion of such party’s assets.

               14.2.4 Any government authority invalidates any material portion of this Agreement.
               14.2.5 Either party finds that complying with any law or regulation relating to fulfilling its obligations under this Agreement would be commercially unreasonable and failure to comply with the law or regulation would subject such party or any of its personnel to a monetary or criminal penalty.
          14.3 Termination by CBAI. CBAI may terminate or suspend its obligations under this Agreement upon notice to Kona if: (a) the ABI Distributor Agreement expires or is terminated for any reason; or (b) ABI refuses or fails to distribute the Products for any reason. Kona may terminate this Agreement upon 20 days’ written notice sent to CBAI within 30 days following the occurrence of an event described in clause (a) or (b) of the preceding sentence if CBAI fails to: (i) promptly following the occurrence of such event take commercially reasonable steps to replace the distribution of the Product in the Territory; (ii) within 90 days following the occurrence of such event have distribution for the Product in 50 percent of the states then in the Territory; and (iii) within 180 days following the occurrence of such event have distribution for the Product in 90 percent of the states then in the Territory.
          14.4 Survival of Rights and Obligations. Termination of this Agreement shall not prejudice any rights of either party hereto against the other which may have accrued up to the date of termination. In addition, all covenants respecting indemnification, governing law, attorney fees, arbitration, confidentiality, warranties, termination, and continuing liability for amounts payable hereunder shall survive the termination of this Agreement as expressly set forth elsewhere herein.
     15. Notices. Any notice, request or demand to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given or made: (i) upon delivery, if delivered by hand and addressed to the party for whom intended at the address listed below; (ii) ten days after deposit in the mails, if sent certified or registered air mail (if available) with return receipt requested, or five days after deposit if deposited for delivery with a reputable courier service, and in each case addressed to the party for whom intended at the address listed below (i) or (iii) upon completion of transmission, if sent by facsimile transmission to the party for whom intended at the fax number listed below, provided that a copy of the facsimile transmission is promptly deposited for delivery by one of the methods listed in (i) or (ii) above:

If to Kona, to:
Kona Brewery, LLC 75-5629 Kuakini Highway Kailua Kona, Hawaii 96740 Attn: Mattson Davis Fax: (808) 334-1884

If to CBAI, to:
Craft Brewers Alliance, Inc. 929 N. Russell Portland, Oregon 97227

Attn: Terry Michaelson Fax: (503) 281-1496
     Any party may change its address or fax number for the purposes of this section by written notice to the other parties at least ten days prior to the effective date of such change.
     16. Miscellaneous.
          16.1 Assignment; Sublicense. Except as set forth herein, neither party shall have the right to assign, encumber, or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other party. Any prohibited assignment or transfer is voidable in the sole discretion of the non-assigning party.
          16.2 Entire Agreement. THIS AGREEMENT, INCLUDING ALL ATTACHMENTS HERETO, CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUPERSEDES ALL PREVIOUS AGREEMENTS BY AND BETWEEN THE PARTIES AS WELL AS ALL PROPOSALS, ORAL OR WRITTEN, AND ALL NEGOTIATIONS, CONVERSATIONS, OR DISCUSSIONS HERETOFORE HAD BETWEEN THE PARTIES RELATED TO THIS AGREEMENT.
          16.3 Amendment. This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled, or waived, in whole or in part, except by written amendment signed by the parties hereto.
          16.4 Severability. In the event that any of the terms of this Agreement are in conflict with any rule of law or statutory provision or are otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement and this Agreement shall continue in force, unless the invalidity or unenforceability of any such provisions hereof does substantial harm to, or where the invalid or unenforceable provisions comprise an integral part of, or are otherwise inseparable from, the remainder of this Agreement.
          16.5 Consent. Unless otherwise expressly stated in this Agreement, if any action is conditioned upon the consent of either party: (a) such consent may not be unreasonably withheld, delayed, or conditioned; and (b) consent shall be deemed granted unless the consenting party notifies the other party in writing of the reasons why such consent is not granted within 15 days following receipt of the written request for consent.
          16.6 Counterparts. This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed an original hereof.
          16.7 Waiver. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.
          16.8 Attorney Fees. In the event of a default under this Agreement, the defaulting party shall reimburse the non-defaulting party for all costs and expenses reasonably incurred by the non-defaulting party in connection with the default, including, without limitation, attorneys’

fees and costs (however incurred, including in any bankruptcy proceeding, at trial, on appeal, and on any petition for review). An event of “default” is a breach by either party of this Agreement that is not cured within an applicable cure period. Additionally, in the event any suit or action is brought to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys’ fees and costs (however incurred, including in any bankruptcy proceeding, at trial, on appeal, and on any petition for review), together with such other expenses, costs, and disbursements as may be allowed by law.
          16.9 Force Majeure. Neither party shall be liable for any delay or default in performing its obligations if such default or delay is caused by any event beyond the reasonable control of such party, including, but not limited to, acts of nature, terrorism, war, or insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, storm, or flood, labor disturbances or strikes, epidemic, materials shortages, equipment malfunction, failure of ABI distributors, or other similar event. The party suffering such cause shall immediately notify the other party of the cause and the expected duration of such cause. If either party’s performance is delayed by more than 90 days pursuant to this section, the other party may immediately terminate this Agreement by written notice given before the affected party resumes performance.
          16.10 Governing Law. This Agreement shall be governed by the laws of the State of Oregon, without regards to the principles of conflicts of laws thereof.
          16.11 Arbitration. Any claim or dispute arising out of, or related to, this Agreement will be subject to arbitration which, unless Widmer and Kona agree otherwise in writing, will be in accordance with the rules of the Arbitration Service of Portland, Inc. as such rules are in effect at the time such claim or dispute is submitted to arbitration. Any demand for arbitration must be filed in writing with the other party to this Agreement and with the Arbitration Service of Portland, Inc. The exclusive venue of any hearing on the merits of a dispute is Multnomah County, Oregon. Any demand for arbitration must be delivered in writing to the other party within a reasonable time after the claim or dispute has arisen; provided, however, that in no event may such demand be made after the date when institution of legal or equitable proceedings based on such claim or dispute would be barred by the applicable statute of limitations. The foregoing agreement to arbitrate is specifically enforceable in accordance with applicable law in any court having adequate jurisdiction. The award rendered by the arbitrator will be final, and judgment may be entered upon such award in accordance with applicable law in any court having adequate jurisdiction. The parties may endeavor to resolve disputes by mediation at any time and as they may agree, provided, however, that resolution of disputes by mediation is not be required prior to resolution of disputes by arbitration.

     The duly authorized representatives of the undersigned parties have executed and delivered this Amended and Restated Continental Distribution and Licensing Agreement as of the Effective Date.

CRAFT BREWERS ALLIANCE, INC.		KONA BREWERY, LLC
By:	/s/ Mark Moreland	By:	/s/ Mattson Davis
	Mark Moreland		Mattson Davis
	Chief Financial Officer		President

EXHIBIT A
TRADEMARKS
1.	Big Wave Golden Ale; PTO Registration No. 2,929,726

2.	Fire Rock Pale Ale; PTO Registration No. 1,927,633

3.	Kona Brewing Co.; PTO Registration No. 2,558,430

4.	Kona Brewing Co. — Hand Crafted Ales — Kona, Hawaii and Gecko (& Design); PTO Registration No. 2,832,046

5.	Lavaman Red Ale; PTO Registration No. 3,340,802

6.	Liquid Aloha; PTO Registration No. 3,325,804

7.	Longboard

8.	Longboard Lager; PTO Registration No. 2,675,807

9.	Pint of Paradise; PTO Registration No. 3,035,373

10.	Longboard Island Lager; PTO Registration No. 3,145,515

11.	Pint of Paradise; PTO Registration No. 3,253,708

12.	Pipeline Porter; PTO Registration No. 3,243,413

13.	Big Kahuna

14.	Island Hopper

15.	Wailua

16.	Wailua Wheat

17.	Kona Brewery

EXHIBIT B
PRODUCT PRICES
Kona Pricing to CBAI — Mainland
Effective 1/1/09

						2009
						Mainland KBC Price to CBAI
PDCN	Brand	Flavor	Package	Size	Conv.	Per Unit	Per BBL
7KC19	Kon	K-Big Kahuna	Bottle	‘1/24/12	13.78	***	***
2K940	Kon	K-Big Wave	Draft	‘1/2	2.00	***	***
2K930	Kon	K-Big Wave	Draft	‘1/4	4.00	***	***
2K917	Kon	K-Big Wave	Draft	‘1/6	6.00	***	***
2KC12	Kon	K-Big Wave	Bottle	‘4/6/12	13.78	***	***
3K940	Kon	K-Fire Rock	Draft	‘1/2	2.00	***	***
3K930	Kon	K-Fire Rock	Draft	‘1/4	4.00	***	***
3K917	Kon	K-Fire Rock	Draft	‘1/6	6.00	***	***
3KC12	Kon	K-Fire Rock	Bottle	‘4/6/12	13.78	***	***
1K940	Kon	K-Longboard	Draft	‘1/2	2 00	***	***
1K930	Kon	K-Longboard	Draft	‘1/4	4.00	***	***
1K917	Kon	K-Longboard	Draft	‘1/6	6.00	***	***
1KC86	Kon	K-Longboard	Bottle	‘2/12/12	13.78	***	***
1KC12	Kon	K-Longboard	Bottle	‘4/6/12	13.78	***	***
1KC82	Kon	K-Longboard	Bottle	‘1/12/22	15.03	***	***
8K940	Kon	K-Pipeline Porter	Draft	‘1/2	2.00	***	***
8K917	Kon	K-Pipeiine Porter	Draft	‘1/6	6.00	***	***
8KC12	Kon	K-Pipeline Porter	Bottle	‘4/6/12	13.78	***	***
9K940	Kon	K-Wailua Wheat	Draft	‘1/2	2.00	***	***
9K917	Kon	K-Wailua Wheat	Draft	‘1/6	6.00	***	***
9KC12	Kon	K-Wailua Wheat	Bottle	‘4/6/12	13.78	***	***

***	Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SCHEDULE 1.6
INITIAL PRODUCTS

Product	Style
Big Wave Golden Ale	Golden Ale
Longboard Lager	Munchner-style Helles / Lager
Fire Rock Pale Ale	American-Style Pale Ale
Duke’s Blonde Ale	Blonde Ale
Lavaman Red Ale	American-Style Amber / Red
Castaway IPA	American-Style IPA
Lilikoi Wheat Ale	American-Style Fruit Wheat Beer
Black Sand Porter	Robust Porter
Da Grind Buzz Kona Coffee Imperial Stout	Coffee Imperial Stout
Hiwahiwa Imperial Stout	Imperial Stout
Hula Hefeweizen	Bavarian-Style Weissbier
Menehune Marzen	Marzen — Dark Lager
Old Blowhole Barleywine	Barleywine
Summer Solstice Saison	Belgian Summer Ale
Aloha Altbier	Altbier
Big Island Ginger	Ginger Small Beer
Cask-ade	Cask Conditioned IPA
Smokin Hot Rock	Chili pepper pale ale